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                                                                     EXHIBIT 5.2


                        CONSENT OF PORTFOLIO CONSULTANT


The Sponsor, Trustee and Holders
       Equity Focus Trusts - CitiSector Series, 1999



        We hereby consent to the use of our name "Standard & Poor's Investment Advisory Services" included herein and to our firm in the Prospectus.




STANDARD & POOR'S INVESTMENT
 ADVISORY SERVICES


New York, New York
October 25, 1999